Exhibit 32(i)
Woodward Governor Company
Certification pursuant to Section 906 of the
               Sarbanes-Oxley Act of 2002

We hereby certify that the accompanying Report of Woodward Governor Company on Form 10-Q/A for the three months ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

Date: March 31, 2005	March 31, 2005

/s/ John A. Halbrook	/s/ Stephen P. Carter
John A. Halbrook	Stephen P. Carter
Chairman and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.